UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing of Asset Purchase Agreement

On May 17, 2017 (the “Closing Date”), PhotoMedex, Inc. (NASDAQCM and TASE “PHMD”, hereinafter referred to as the “Company”) and its subsidiary FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (the “Acquiror” and, together with the Company, the “Acquiror Parties”) completed an initial closing (the “Initial Closing”) of the acquisition of certain real estate interests pursuant to an Interest Contribution Agreement (the “Contribution Agreement”) entered into with First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (the “Contributor”), and First Capital Real Estate Trust Incorporated, a Maryland corporation (the “Contributor Parent” and, together with Contributor, the “Contributor Parties”), on March 31, 2017. The Acquiror Parties and the Contributor Parties are referred to in this Current Report as the “Parties.”

In the Initial Closing, the Contributor transferred or agreed to transfer to the Acquiror approximately $10 million of real estate interests (the “Contributed Assets”), consisting of the following:

•	three vacant land sites slated for development as gas stations located in northern California;

•	a 75% interest in a limited liability company that owns a vacant land site slated for development as a gas station, located in Northern California; and

•	an interest in a limited liability company which owns property located in Los Lunas, New Mexico being developed as a single family residential development (the “Avalon Property”). As described below, Contributor Parent has agreed to transfer its 17.9133% interest in this limited liability company (the “Avalon Interest”) within 30 days following the Initial Closing.

Pursuant to the terms and conditions of an Agreement to Waive Closing Deliverables by and among the Parties dated as of May 17, 2017, a copy of which is attached to this Current Report as Exhibit 10.1, the Contributing Parties agreed to deliver the Avalon Interest to the Acquiror, in up to two installments (the “Installments”), on or before the thirtieth (30th) calendar day following the Initial Closing (the “Delivery Deadline”), with the first of the Installments, a 6% interest in the Avalon Property, being delivered to the Acquiror as soon as practicable following the Initial Closing but in any event prior to the Delivery Deadline. Notwithstanding that the Contributor did not complete the transfer of the Avalon Interest to the Acquiror at the Initial Closing, the Parties agreed that the Acquiror would be entitled to all economic benefits of ownership of the Avalon Interest (as if the Acquiror were the Contributor) from and after the date of the Initial Closing.

In exchange for the Contributed Assets, the Company issued to the Contributor 879,234 duly authorized, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which represented approximately 19.9% of the Company’s issued and outstanding Common Stock immediately prior to the Initial Closing, at a Per Share Value (defined below) of $2.5183, or $2,214,175 in the aggregate. These shares of Common Stock are restricted and unregistered.

The Company issued the remaining $7,785,828 of the approximately $10 million consideration to the Contributor in the form of 123,668 shares of the Company’s newly designated non-voting Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Stock”). Each share of the Series A Stock is convertible into 25 shares of the Company’s Common Stock, subject to the satisfaction of certain conditions, including stockholder approval in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”). The shares of Series A Stock are restricted and unregistered. A copy of the Certificate of Designation of the series A Stock is attached to this Current Report as Exhibit 3.1.

The number of shares of Common Stock issued to the Contributor and to be issued upon conversion of the Series A Stock was determined by dividing the $10 million value of the Contributed Assets by $2.5183, a specified price per share value which represents a 7.5% premium above the volume-weighted average price (“VWAP”) of all on-exchange transactions in the Company’s Common Stock executed on Nasdaq during the forty-three (43) trading days prior to the trading day immediately prior to the public announcement of the transaction by the Company and the Contributor Parent, as reported by Bloomberg L.P. (the “Per Share Value”). The shares of Common Stock both issued to the Contributor and issuable upon the conversion of the Series A Stock carry registration rights as specified in a Registration Rights Agreement dated May 17, 2017, a copy of which is attached to this Current Report as Exhibit 10.2 to this Current Report and incorporated by reference.

At the Initial Closing, the Acquiror Parties assumed the liabilities associated with the Contributed Assets that were delivered, including an installment note dated April 7, 2015 made by First Capital Real Estate Investments, LLC (“FCREI”) in favor of George Zambelli (“Zambelli”) in the original principal amount of $470,292.00 (the “Note”), which is secured by a Long Form Deed of Trust and Assignment of Rents dated April 7, 2015 between FCREI, as Trustor, Fidelity National Title Company, as Trustee, and Zambelli, as Beneficiary, relating to one of the gas station properties.

The Company also assumed the obligations of the Contributor and its affiliates under certain agreements covering the delivered Contributed Assets, including an Operating Agreement of Central Valley Gas Station Development, LLC, a Delaware limited liability company, dated January 28, 2013, and all amendments thereto; the Operating Agreement of Avalon Jubilee, LLC, a New Mexico limited liability company dated as of May 16, 2012, and all amendments thereto; a Development Services Agreement dated September 15, 2015 by and between UR-FC Contributed Assets, LLC, a Delaware limited liability company, as owner, and Land Strategies, LLC, a Nevada limited liability company, as Developer, with respect to real property owned by Avalon Jubilee, LLC; and a Construction Contract dated November 19, 2014 between Central Valley Gas Stations Development, LLC, as owner, and First Capital Builders, LLC, as Contractor, with respect to the project known commonly as Green Sands and Buhach Rd., Atwater, CA. The Acquiror expects to enter into amended operating agreements with respect to some or all of these entities.

Additionally, the Company assumed those ancillary agreements, commitments and obligations with respect to the delivered Contributed Assets specified in that certain Assignment and Assumption Agreement by and between the Acquiror Parties and the Contributor Parties dated as of May 17, 2017 and filed as Exhibit 10.3 to this Current Report and incorporated herein by reference. The foregoing discussion of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Contribution Agreement which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2017.

As a condition to the Initial Closing, certain existing shareholders of the Company and certain entities who may become shareholders as a result of the transactions contemplated by the Contribution Agreement have entered into a Lock-Up and Resale Restriction Agreement effective as of May 17, 2017, a copy of which is attached to this Current report as Exhibit 10.4 and incorporated herein by reference, pursuant to which these shareholders have agreed to certain restrictions on transfer of their shares.

ITEM 2.03, CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in Item 2.01 above, as of the consummation of the Initial Closing, the Company and the Acquiror assumed certain liabilities associated with the delivered Contributed Assets, including an installment note, various operating, development services and construction contract agreements, and other ancillary agreements, commitments and obligations.

ITEM 3.01.    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously reported on Forms 8-K filed on November 22, 2016, January 25, 2017 and March 21, 2017, the Company received written notification (the “Notice”) on November 18, 2016 from Nasdaq that the Company’s stockholder equity reported on its Form 10-Q for the period ended September 30, 2016 had fallen below the minimum requirement of $2.5 million, and that the Company was, therefore, not in compliance with the requirements for continued listing on the Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(b)(1) (the “Continued Listing Rule”). In the Notice, Nasdaq granted the Company a period of 45 calendar days, or until January 2, 2017, to submit a plan to regain compliance with the Continued Listing Rule, and that plan was filed with Nasdaq on January 10, 2017 under a one-week extension due to the holiday period. As a result of that filing, Nasdaq granted the Company an extension of time to comply with the Continued Listing Rule until March 10, 2017.

On March 15, 2017, in a letter from Nasdaq to the Company (the “Nasdaq March 15th Letter”), Nasdaq granted the Company a further extension until May 17, 2017, to comply with the Continued Listing Rule, subject to (i) the Company having signed a definitive agreement with the Contributor Parent on or before March 31, 2017, which it did (i.e. the Contribution Agreement), and (ii) the Company having closed the transaction contemplated by such definitive agreement on or before May 17, 2017. As a result of the Company’s acquisition of the Contributed Assets in the Initial Closing on May 17, 2017, the Company, as of May 17, 2017, has complied with the requirements of the Nasdaq March 15th Letter and, as of that date, is in compliance with the Continued Listing Rule, including the requirement to maintain shareholder equity of at least $2.5 million.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 2.01 above, on the Closing Date the Company issued to the Contributor 879,234 duly authorized, fully paid and non-assessable shares of the Company’s Common Stock, which represented approximately 19.9% of the Company’s issued and outstanding Common Stock immediately prior to the Initial Closing at a Per Share Value of $2.5183, or $2,214,174 in the aggregate. The Company issued the remaining $7,785,828 of the approximately $10 million consideration to the Contributor in 123,668 shares of the Company’s newly designated non-voting Series A Convertible Preferred Stock. Each share of the Series A Stock is convertible into 25 shares of the Company’s Common Stock. The shares of Common Stock and Series A Convertible Preferred Stock issued to the Contributor are restricted and unregistered and were issued to the Contributor under an exemption from the registration requirements of Section 5 of the Securities Act of 1933.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Upon consummation of the Initial Closing, the following changes to the Company’s named executive officers and board of directors (the “Board”) took effect:

Board of Directors

The Company’s Board was expanded from five members to seven members, of whom (i) three (3) were designated by the Company, (ii) three (3) were designated by Contributor Parent; and (iii) one (1) (the “Nonaffiliated Director”) will be selected by the other six (6) directors following the Initial Closing. The terms and conditions of the Contribution Agreement require that at least four (4) members of the Board shall be “independent directors” as that term is defined by Nasdaq rules (each an “Independent Director”) - one (1) of the Company’s designees, two (2) of the Contributor Parent’s designees, and the Nonaffiliated Director.

Lewis C. Pell, Dr. Yoav Ben-Dror and Stephen P. Connelly resigned from the Board. Dr. Rafaeli and Mr. McGrath remain on the Board as the Company’s designees, and Michael R. Stewart was appointed as the Company’s Independent Director designee.

Suneet Singal, Richard J. Leider and Dr. Bob Froehlich were appointed to the Board as the Contributor Parent’s designees, with Mr. Leider and Dr. Froehlich serving as Independent Directors.

Other than with respect to the rights granted to the Parties under the terms of the Contribution Agreement to designate directors, there are no arrangements or understandings between any of the new directors and any other persons pursuant to which such director was selected as a director.

The Board, as constituted immediately following the Initial Closing, will appoint the Nonaffiliated Director.

On May 5, 2017, the Company filed a Schedule 14F-1, Notice of Proposed Change In The Majority Of The Board Of Directors, with the SEC, which provides further details on the individuals named to the Board. The Schedule 14F-1 also provides information relating to compensation for the members of the Board, which has been set to remain at current levels.

The Board’s audit, compensation and nomination and corporate governance committees will be reconstituted at the next Board meeting following the Initial Closing.

Named Executive Officers

The following officer and director changes became effective as of the Initial Closing:

Dr. Dolev Rafaeli, Dennis McGrath, and Dr. Yoav Ben-Dror resigned from their positions as officers of the Company and its subsidiaries. Dr. Rafaeli resigned as Chief Executive Officer, and Mr. McGrath resigned as President and Chief Operating Officer, of the Company. The Company has acknowledged and agreed that the resignations of Messrs. Rafaeli, McGrath and Ben-Dror constitute valid terminations of their respective employment agreements for “Good Reason” (as that term is defined in their respective employment agreements) and the Board has consented to the waiver of the notice requirements and cure periods as described in their respective resignation letters and confirmed that each of Messrs. Rafaeli and McGrath are entitled to all of the compensation described in Section 7(c) of their respective employment agreements for the remainder of the term of such employment agreements.

Suneet Singal was appointed as Chief Executive Officer of the Company; the Company is expected to appoint Stephen Johnson as the Company’s Chief Financial Officer. Compensation for both of these executive officers will be set at a special meeting of the Board to be held within 30 days following the Initial Closing. A copy of the employment agreement between Mr. Singal and the Company is attached as to this Current Report as Exhibit 10.5 and incorporated herein by reference. It is expected that Mr. Johnson will enter into an employment agreement substantially similar to that entered into by Mr. Singal except that Mr. Johnson’s terms of compensation may be different.

Dr. Ben-Dror resigned as managing director of the Company’s foreign subsidiaries, including Radiancy (Israel) Limited and Photo Therapeutics Limited in the United Kingdom. He will not continue his affiliation with those companies. Mr. Ben-Dror resigned from his positions and agreed to engage in a non-compete agreement with the Company and support the transition of his respective board duties in lieu of his agreement for lock-up of his shares, and he will be entitled to all his compensation through a term that matches the term of Messrs. Rafaeli and McGrath.

In addition, Mr. George Hopmeier and Ms. Lana Green have also resigned as managing directors of Photo Therapeutics. They will not continue their affiliation with that company.

Mr. Singal will replace Dr. Ben-Dror as director of the Company’s foreign subsidiaries.

Background Information on our Newly Appointed Officers and Directors

Suneet Singal - Chief Executive Officer and Director effective as of the Initial Closing. Mr Singal has served as Chairman and Chief Executive Officer of the Contributor Parent since March 2017.  Mr. Singal has served as the Chief Executive Officer of First Capital Real Estate Investments LLC (“FCREI”) since 2003, the Chief Executive Officer, Secretary and Chairman of First Capital Real Estate Trust, Inc. (“FCRETI”) since 2015, and as Chief Executive Officer and Secretary of FCRETI’s external advisor since 2015. He began his real estate finance career in 2001 and formed FCREI in 2003. In 2006, Mr. Singal merged a subsidiary of FCREI with a real estate lending platform. From 2007 to 2011, Mr. Singal obtained entitlements for over a dozen projects in California encompassing industrial, retail, multifamily, senior assisted living, hospitality and mixed-use asset types. Between May 2015 and December 2015, Mr. Singal owned and served on the board of directors of Castle Mortgage Corp., an agency approved mortgage bank that Mr. Singal acquired, repositioned and sold. Mr. Singal received a BA in Finance, with a concentration in Investments from California State University at Sacramento and is a licensed California Mortgage Broker. Mr. Singal was selected to serve on our Board because of his background in the commercial real estate industry and particular knowledge of the properties to be contributed in the Contribution Transaction.

Richard J. Leider - Director effective as of the Initial CLosing. Mr. Leider has more than 25 years of experience in the commercial real estate industry with active involvement in its sub-specialties of office, hospitality, investment, development, construction and strategic management. A hospitality veteran, Mr. Leider directed the repositioning, renovation and execution of the successful conversion of the Resort at Squaw Creek into a condominium hotel facility. Since March 2003, he has served as president of Paramount Hotels Inc. a California hotel management company. A principal and cofounder of Anvil Builders Inc., Mr. Leider has directed business development for that company since July 2010. From June 2005 to December 2008, he led the global real estate platform at Tano Capital, LLC and formerly directed the investment platform in Northern California on behalf of Buchanan Street. He was a managing director of global operations at Citadon, Inc., of San Francisco, a provider of Internet solutions for the real estate and construction industries, from June 2000 to December 2001. From 1996 to 2000, he was an executive director at DTZ Staubach Tie Leung in Hong Kong. While in Asia, Mr. Leider’s responsibilities included all aspects of the real estate life cycle, from advisory services to opportunistic institutional direct investment. Prior to his tenure with DTZ Staubach Tie Leung, Mr. Leider was a senior vice president at CBRE in San Francisco. Mr. Leider graduated from the University of California at Berkeley in 1981, earning a B.A. in Political Economies of Industrial Societies, and later studied at Worchester College at Oxford University. Mr. Leider serves on the Boards of Mercy Housing, American Cancer Society, Union Square Business Improvement District and its Public Policy Committee. He is a member of the Urban Land Institute, and CCIM Institute (Certified Commercial Investment Manager). Mr. Leider also serves as an independent board member of the Contributor Parent. Mr. Leider was selected to serve on our Board because of his twenty-five years’ background in the commercial real estate industry.

Dr. Bob Froehlich - Director effective as of the Initial CLosing. Dr. Froehlich has amassed over 40 years of experience in and around Wall Street. He began his career in the public sector from 1975 until 1985, working as a Budget Analyst for the City of Dayton, Ohio, the Chief Financial Officer for Montgomery County, Ohio's Water & Sewer District and the first City Manager for the City of Beavercreek, Ohio. In 1985, he transitioned to the private sector where he was a senior executive with Ernst & Whinney from 1985 to 1989. From 1989 to 1997, Dr. Froehlich held several senior executive roles at Van Kampen Merritt which after its merger with American Capital became Van Kampen American Capital. In 2001, he was appointed Vice Chairman of Scudder Investments when Scudder Funds merged with Kemper Funds. In 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named Vice Chairman of Deutsche Asset Management, a role he held until he retired in 2009. He came out of retirement in 2009 to help rebrand Hartford Financial after its near financial collapse serving as a Senior Executive with The Hartford Mutual Funds. In 2012, he retired for the second time. Since his second retirement from Wall Street, Dr. Froehlich has begun a new chapter in his professional career by building a portfolio of boards spanning private, public, not-for-profit and mutual fund companies. From a private company perspective, on June 4, 2014, Dr. Froehlich became the Chairman of the Board, CEO, President & Owner of the Kane County Cougars Baseball Club, the Class "A" minor league affiliate of the Arizona Diamondbacks and a member of the Midwest League. He was a Co-Owner and Director since January 7, 2013. On August 2, 2016, Dr. Froehlich was appointed an Independent Director for Galen Robotics, Inc., a spin-off from John Hopkins University, focusing on the surgical robotic microsurgery market. From a public company perspective, on October 3, 2014, Dr. Froehlich was appointed an Independent Director for AXAR Acquisition Corp. (formerly AR Capital Acquisition Corp.) (NASDAQ: AXAR), a special purpose acquisition corporation formed for the purpose of effecting a merger, capital stock exchange or similar business combinations. He serves as Chairman of the Compensation Committee and a member of the Audit Committee. In July 2014, Dr. Froehlich was appointed an Independent Director and Audit Committee, Conflicts Committee and Nominating & Governance Committee member for NexPoint Capital, Inc., a publicly registered non-traded business development company. In March 2017, Dr. Froehlich was appointed an Independent Director, Nominating & Corporate Governance Committee member and Audit Committee Chairman for First Capital Investment Corporation, a publicly registered non-traded business development company with an objective of investing primarily in small and middle market companies in the United States. From a not-for-profit company perspective, Dr. Froehlich serves on the Board of Directors of The Midwest League of Professional Baseball Clubs, Inc., on the Board of Directors and as Chairman of the Board for Kane County Cougars Foundation, Inc., and as an Independent Trustee and Distribution Committee Chairman and Audit Committee, and Litigation Committee member for Highland Capital Mutual Funds, a major mutual fund company. Previously from 2013 to 2016, Dr. Froehlich was an Independent Director and Audit Committee Chairman for ARC Healthcare Trust, Inc., a publicly registered non-traded real estate investment program and an Independent Director and Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for ARC Realty Finance Trust, Inc., a publicly registered non-traded real estate investment program. From 2012 to 2016, Dr. Froehlich was an Independent Director and Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for American Realty Capital Daily NAV Trust, Inc., a publicly registered nontraded real estate investment program. From 2013 to 2016, Dr. Froehlich was Lead Independent Trustee and Audit Committee Chairman for Realty Capital Income Funds. From 2014 to 2016, Dr. Froehlich was on the Advisory Board of Directors for Internet Connectivity Group, Inc., a full service digital media firm focusing on point of sale strategies. Dr. Froehlich received his Ph.D. from California Coast University in 1979, a M.A. from Central Michigan University in 1978, a M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the Board of Trustees of Central Michigan University. Dr. Froehlich was selected to serve on our Board because of his extensive finance experience and his experience serving as an independent director for public companies, including as audit committee chair.

Michael R. Stewart - Director effective as of the Initial Closing. Mr. Stewart is a seasoned executive with over 25 years of experience in C-level positions and 36 total years’ experience in executive management, operations and finance. He brings a wealth of expertise with particular strength in operations, financial management, strategy, M&A, capital raise, FDA matters, medical reimbursement as well as sales, marketing, product development and product launch. He has extensive U.S. and International market expertise, and has significant experience with public company board and SEC matters. Currently, Mr. Stewart operates as a private consultant to multiple companies which he started in late 2016. He is working with companies from private start-up to mid-size public companies assisting them with major negotiations, new product and company launches, merger and acquisitions and capital raises. From 2014 through 2016, Mr. Stewart served as President, Chief Executive Officer and Director of publicly traded STRATA Skin Sciences, Inc. From 1990 to 2014, Mr. Stewart held the positions of CEO, COO and CFO at two publicly traded companies. In addition to his executive career and his non-independent board positions, Mr. Stewart has served as an independent public company director and as an advisor to the board of several private companies. Mr. Stewart obtained both his MBA in Finance and his BS in Accounting from LaSalle University in Philadelphia. Mr. Stewart was selected to serve on our Board because of his 36 years’ experience in executive management, operations and finance.

Family Relationships

There are no family relationships among our directors or officers.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As required by the Contribution Agreement, the Board, on May 17, 2017, agreed to amend and restate the Company’s by-laws. A copy of the amended and restated by-laws is attached to this Current Report as Exhibit 10.6 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended March 31, 2017, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant

10.1	Agreement to Waive Closing Deliverables dated as of May 17, 2017

10.2	Registration Rights Agreement dated as of May 17, 2017

10.3	Assignment and Assumption Agreement dated as of May 17, 2017

10.4	Lock-Up and Resale Restriction Agreement dated as of May 17, 2017

10.5	Employment Agreement between the Registrant and Suneet Singal

10.6	Amended and Restated By-Laws of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 19, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer

EXHIBIT INDEX

Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant

10.1	Agreement to Waive Closing Deliverables dated as of May 17, 2017

10.2	Registration Rights Agreement dated as of May 17, 2017

10.3	Assignment and Assumption Agreement dated as of May 17, 2017

10.4	Lock-Up and Resale Restriction Agreement dated as of May 17, 2017

10.5	Employment Agreement between the Registrant and Suneet Singal

10.6	Amended and Restated By-Laws of the Registrant